PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN REPLACED WITH THE CODE, "[** **]".

                                                                   EXHIBIT 10.12

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367

Direct Alliance Corporation ("DAC") and International Business Machines Corporation ("IBM"), entered into a Program Services Agreement, with a final execution date of May 10, 1999, as amended, (the "Original Agreement"), wherein, among other items, DAC and IBM formed a relationship whereby DAC provides IBM services for information technology products, [**1**], and customer order fulfillment. Insight Enterprises, Inc., ("Parent") also entered into the Original Agreement for the limited purposes described in Section 20 of the Original Agreement. The parties would now like to implement a modified business model for the Program, recognize certain proposed restructuring in DAC's corporate family and clarify each party's revised roles and responsibilities in relation to such modified business model for the Program. In consideration of the promises and covenants hereinafter set forth, the parties agree to replace the Original Agreement in its entirety with a final execution date of May 10, 1999, as amended, with the attached. Notwithstanding anything to the contrary, for any transactions occurring up to and including September 30, 2000, the terms and conditions of the Original Agreement shall continue until fulfilled.

This Agreement is effective October 1, 2000 (the "Effective Date") between INTERNATIONAL BUSINESS MACHINES CORPORATION ("IBM"), a New York corporation with its relevant place of business at 3039 Cornwallis Road, Research Triangle Park, North Carolina 27709, and DIRECT ALLIANCE CORPORATION ("DAC" or "Direct Alliance"), an Arizona corporation, with its principal place of business at 8123 South Hardy, Tempe, AZ 85284. INSIGHT ENTERPRISES, INC., a Delaware corporation, with its principal place of business at 1305 West Auto Drive, Tempe, Arizona 85284 ("Parent") is also a party to this Agreement for the limited purposes described in Section 20 of this Agreement.

RECITALS

      A. DAC provides outsourcing services for information technology products, [**2**], and customer order fulfillment. DAC is a wholly owned subsidiary of Parent.

      B. IBM would like to engage DAC to outsource certain aspects of IBM's direct sales on a non-exclusive basis. IBM will reimburse DAC for expenditures that IBM pre-approves in this Agreement or in response to Requisition Forms submitted by DAC. Reimbursement will be made for the [**A**] incurred by DAC, up to the amount approved by IBM. In addition, IBM will compensate DAC through sales commissions, as more fully described below.

      IN CONSIDERATION of the covenants contained herein, the parties agree as follows:

1.    DEFINITIONS

      1.1 "AGREEMENT" means this Program Services Agreement, its Exhibits, Schedules, and Attachments, and any amendments thereto.

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367

      1.2 "AGREED TO RATE" means a rate set forth in the relevant section of Exhibit A to this Agreement.

      1.3 "CHANGE OF CONTROL" means one of the following things: (i) the acquisition of a majority of the equity or voting control of DAC by a single individual, entity or group, as contemplated by Section 13d of the Securities Exchange Act of 1934, other than Parent, in any transaction or series of transactions; (ii) DAC or Parent sell(s), transfer(s) or lose(s) control of one or more assets material to this Agreement; and/or (iii) DAC or Parent is or are unable to avoid or satisfy liens and other encumbrances placed against DAC assets that are material to this Agreement or any inventory consigned by IBM under this Agreement.

      1.4 "CUSTOMERS" means persons or entities that purchase Offerings from IBM through the Program. DAC is authorized to sell Offerings on behalf of IBM to resellers in accordance with guidelines provided by IBM to this effect.

      1.5 "DAY(S)" means calendar day(s). It includes weekends and all holidays.

      1.6 "EXPENDITURES" means the Net Costs incurred by [**3**].

            1.6.1 "COUNTRY STARTUP EXPENDITURES" means Expenditures set forth in
Section 4.5, resulting from DAC establishing capabilities, within a country identified in the document entitled "Prospective Countries List" (the current version of which is attached hereto as Exhibit E and incorporated herein by reference), and covered by a duly executed PA to this Agreement, to perform DAC's base Program services and responsibilities described in Section 4.1 of Exhibit A to this Agreement.

            1.6.2 "SELECTABLE EXPENDITURES" means Expenditures set forth in
Section 4.6, resulting from DAC establishing capabilities, within a country covered by a duly executed PA to this Agreement, to perform any selectable Program services and responsibilities described in Section 4.2 of Exhibit A to this Agreement, which have been included by the parties in the relevant PA.

            1.6.3 "ONGOING EXPENDITURES" means Expenditures set forth in Section 4.6, resulting from DAC providing Program services on an ongoing basis, to the extent that such Expenditures are not covered under Sections 1.6.1 and 1.6.2 of the Agreement. Ongoing Expenditures will cover sales commissions as described in
Section 4.7, travel, advertising, and other promotional expenses.

      1.7 "FIELD REPLACEMENT UNIT" or "FRU" means Parts supplied by IBM, DAC, or a Third Party, for use by service personnel that maintain and repair Offerings. For purposes of this Agreement, the term FRU also includes "Customer Replacement Units" or "CRUs," which are

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367

designed to be replaced by Customers without assistance from the manufacturer or Third Party service organizations.

      1.8 "MAX" means DAC's MAX and MAX 2000 business operating systems, related hardware and software technologies including, but not limited to, the MAX Accessorizer tool describing all accessory Offerings compatible with the Offering selected by the Customer, and any future updates, replacements or follow-on systems to any of the above, by whatever name known, including Enhancements, as defined in and pursuant to Section 4.1.19 of Exhibit A.

      1.9  "MONTH" or "MONTHLY" means the calendar month.

      1.10 "NET COST" means the actual and reasonable [**4**].

      1.11 "NET SALES" means the total money collected by DAC or IBM by means of MAX from the sale of Offerings, less all (i) returns, (ii) credits (iii) exchanges, and (iv) taxes.

      1.12 "OFFERINGS" means IBM Offerings and Third Party Offerings, collectively, authorized for sale by IBM under this Agreement. Authorized Offerings may include, but are not limited to, hardware, software, options, services, and accessories.

            1.12.1 "IBM OFFERINGS" means Offerings bearing the IBM logo, which IBM makes available for sale under this Agreement. These include Offerings consigned by IBM to DAC under this Agreement, and Offerings shipped directly to a Customer by IBM or its designee.

            1.12.2 "THIRD PARTY OFFERINGS" means Offerings bearing Third Party logos. These include Offerings consigned by IBM to DAC under this Agreement, and Offerings shipped directly to a Customer by IBM or its designee.

      1.13 "PARTICIPATION AGREEMENT" or "PA" means any document signed by IBM and DAC, which incorporates this Agreement by reference and extends any, some, or all of the objectives, responsibilities, and procedures that form the relationship among the parties under this Agreement to one or more geographical territories.

      1.14 "PARTS" means any and all materials, components, subassemblies, documentation, and packaging included as part of an Offering.

      1.15 "PROGRAM" means the objectives, responsibilities, and procedures defined in Exhibit A "Program Description" which is incorporated herein by reference. Exhibit A will form the basis for any future Participation Agreements under this Agreement.

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      1.16 "PURCHASE ORDER" or "PO." IBM may issue one or more Purchase Orders under this Agreement. Each PO may define services to be performed by DAC, and/or products, assets, or materials that DAC will acquire for the benefit of the Program. Each PO will include a reference number that DAC must use in its invoices and other communications regarding the relevant PO. IBM may send POs in hard copy, by facsimile, e-mail, or electronic data interchange (EDI).

      1.17 "REQUISITION FORMS" means the forms used by DAC to request approval from IBM before DAC incurs expenses that are not expressly and specifically approved by IBM in this Agreement.

            1.17.1 "PERSONNEL REQUISITION FORM" means the form attached to this Agreement as Exhibit C. DAC shall use this form to request IBM approval for Program needs related to staffing, personnel benefits, and employee compensation.

            1.17.2 "PROGRAM REQUISITION FORM" means the form attached to this Agreement as Exhibit D. DAC shall use this form to request IBM approval for other Program needs not covered in a Personnel Requisition Form.

      1.18 "THIRD PARTY" means an entity or Person that is not party to this Agreement.

2.    AGREEMENT STRUCTURE

      This Agreement sets forth the general terms applicable to the relationship between the parties. It will be implemented through one or more PAs. It is the intention of the parties that a PA will be executed between authorized representatives of DAC and the respective IBM subsidiary for each country in which the Program will be provided. For each such country, the Agreement terms shall consist of this Program Services Agreement, its Exhibits, Schedules and other Attachments, and the country-specific PA, but shall not include other PAs.

      Each PA may set forth terms in addition to or different from the terms of this Program Services Agreement or its Exhibits, Schedules and Attachments, which shall apply only to that specific PA. In addition, each PA shall include a complete set of business rules and policies applicable to the Program for that PA which will be incorporated by reference into the PA as an attachment. Each party agrees to fulfill its responsibilities defined in Participation Agreements (including any attachments thereto) under the Agreement in a timely and cost-effective manner, and to cooperate with the other parties to help achieve the Program's objectives.

      Participation Agreements may be modified from time to time, and such modifications are effective when documented in writing signed by IBM and DAC. However, notwithstanding anything in this Agreement to the contrary, the parties agree that the document entitled "Program Business

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


Rules and Policies" may be modified by mutual written agreement of the [designation of authorized person] without formal written amendment. Following any such revision, the parties shall generate a revised document of program business rules and policies for the applicable PA(s).

      Notwithstanding anything in this Agreement to the contrary, (i) a breach of a term specific to a PA (as opposed to this base Program Services Agreement or an Exhibit of general applicability) shall not give rise to termination for cause of the Agreement, but shall be cause for termination of that specific PA, subject to the conditions set forth in Section 3.2, below, and (ii) either party may terminate a PA without cause (subject to the terms of Section 3.3, below) without terminating the remaining provisions of this Agreement.

      Any work not included in the scope of this Agreement may be handled by the parties under a duly executed Statement of Work setting forth all the terms applicable to such work.

3.    TERM AND TERMINATION

      3.1 TERM. The term of this Agreement shall begin on October 1, 2000 and shall expire at the close of business [**5**].

      3.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement for cause pursuant to this Section 3. Termination will become effective [**B**] from the date the notified party receives written notice from the notifying party, unless the notified party cures the default to the reasonable satisfaction of the notifying party within the [**B**] notice period, in which case this Agreement will continue as if no notice was given.

            3.2.1 IBM MAY TERMINATE FOR CAUSE IF: (i) DAC fails to comply with one or more material terms of this Agreement, including the service level requirements set forth in Section 7.0 of Exhibit A to this Agreement; (ii) DAC attempts to assign or subcontract any of its rights or obligations under this Agreement to a Third Party without IBM's prior written approval; (iii) DAC is subject to a Change of Control as defined in Section 1.3; and/or (iv) certain material representations, acts or omissions by DAC's employees can reasonably be expected significantly and adversely to affect Customer satisfaction or IBM's goodwill.

            IBM may also terminate this Agreement for cause, to the extent permitted by law, if: (a) DAC becomes insolvent; (b) DAC is subjected to a bankruptcy proceeding; (c) any of DAC's assets are assigned for the benefit of creditors; or (d) a receiver or similar officer is appointed to take charge of DAC's assets.

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


            3.2.2 DAC MAY TERMINATE FOR CAUSE if IBM payments due to DAC under this Agreement are delinquent for more than [**B**] following the date DAC notifies IBM in writing about the delinquency, and the amount of the delinquency exceeds [**6**].

      3.3 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement without cause or explanation as follows:

            3.3.1 IBM MAY TERMINATE WITHOUT CAUSE and such termination shall be effective [**7**] from the date DAC receives written notice from IBM, during which time the parties will work together to wind down the operation pursuant to
Section 3.4 while minimizing costs. [**7**].

            3.3.2 DAC MAY TERMINATE WITHOUT CAUSE and such termination shall be effective [**8**] from the date IBM receives written notice of termination from DAC. IBM may shorten this [**8**] period by providing written notice to DAC no less than [**B**] from the effective date selected by IBM. Following notice of termination and prior to its effective date, the parties will work together to wind down the operation pursuant to Section 3.4 while minimizing costs.

      3.4 PROGRAM WIND DOWN. Upon notice of termination for cause or without cause, and until the effective date of termination, the terms of this Agreement shall continue to apply and the parties will work together in good faith to provide continuing support to IBM and Customers until the effective date of termination.

      Upon notice of termination, and without ratification by IBM, DAC may continue to incur Expenditures previously approved by IBM provided, however, DAC will exert commercially reasonable efforts to minimize or eliminate Expenditures to the extent requested by IBM. DAC shall incur no new Expenditures unless IBM ratifies these new Expenditures.

      Upon request from IBM, DAC shall cease work on the Program and transfer possession and title to assets and data not covered by Section 15.5, which IBM has purchased or acquired (or DAC has purchased or acquired on IBM's behalf), to IBM or a contractor designated by IBM within [**C**], or if such time is not reasonably practical, then in a reasonable amount of time, but in no event in excess of [**C**] of IBM's written request. Transfer of these assets and data shall not affect either party's other rights or obligations under this Agreement. Without limiting the generality of the foregoing, IBM shall not be entitled to receive either possession of or title to MAX, including any related technologies.

      3.5 MAX SYSTEM AND RELATED TECHNOLOGIES. Upon request from IBM, DAC shall permit IBM to continue to use MAX in support of IBM activities after expiration or termination of this Agreement for a period of at least fifteen (15) Months, or for a shorter period as otherwise

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


specified by IBM. DAC will confirm or acquire all rights and licenses necessary to permit IBM to use the MAX system and related technologies under this Agreement.

      MAX shall be made available to IBM through a network link to DAC's information center or through other means specified by DAC. DAC will provide IBM with updates and technical support for MAX.

      IBM will use MAX only for the purpose of serving Customers in the manner ascribed to DAC under this Agreement provided, however, that DAC will make reasonable modifications to MAX to meet IBM's business needs upon request from IBM. This use shall be non-transferable, worldwide, and non-exclusive provided, however, that contractors approved by DAC, which approval shall not be withheld unreasonably, may use MAX to the extent that they are retained by IBM specifically to fulfill IBM's rights under this Section. For clarification purposes, DAC may refuse to approve use of MAX by IBM's subcontractors who are competitors of DAC or Parent.

      The exercise of rights under this Section shall not limit, waive or otherwise affect DAC's obligations under Section 3.4, "Program Wind Down." Following the effective date of expiration or termination of this Agreement, IBM will pay DAC [**9**]. The terms that survive termination or expiration of this Agreement under Section 19.11 shall apply to IBM's rights to use MAX to the extent IBM's rights to use extend beyond the effective date of expiration or termination of this Agreement.

      3.6   CONTINUITY OPTION.

            3.6.1 CONTINUATION OF DAC'S SERVICES AND RESPONSIBILITIES. Upon request by IBM, at the time of notice of termination for cause by either party, DAC shall continue to provide its services and perform its responsibilities under this Agreement for a period of fifteen (15) Months (or a shorter time at IBM's discretion, or a longer time upon agreement by the parties) beyond the effective date of termination, provided that IBM continues to pay DAC for Expenditures as approved pursuant to a Requisition Form and sales commissions as set forth in Section 4.7, or at a rate of [**10**] of Net Sales for any periods after [**10**].

            3.6.2 DISPUTE RESOLUTION. If DAC contends that IBM is delinquent in its payments as set forth in Section 3.2.2, and IBM disagrees with DAC's contention, DAC and IBM will engage in good faith negotiations to resolve the dispute. If such negotiations fail to result in a mutually satisfactory solution to the dispute within [**D**] from the date DAC notifies IBM of its contention, the parties may elect to engage in non-binding mediation to resolve the dispute. [**11**].

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      3.7 CONTINUATION OF THIS AGREEMENT. All applicable terms of this Agreement shall continue to bind the parties during the continuity period described in
Section 3.6 and during any period when IBM is utilizing MAX and related technologies under Section 3.5.

4.    REIMBURSEMENTS, COMPENSATION, AND INVOICING

      4.1 EXCLUSIVE PAYMENTS. IBM's entire obligation to compensate and reimburse DAC is defined in this Section 4, and Section 3, if applicable. No other payments shall be due from IBM unless agreed in writing. Except as expressly and specifically provided in this Agreement, each party shall bear its own expenses.

      4.2 PRIOR APPROVAL OF EXPENDITURES. DAC will submit all proposed Expenditures to IBM on Requisition Forms provided, however, that DAC need not seek approval for Agreed to Rates set forth in Sections 4.6.4, 4.6.5, 4.6.6, and
4.6.7 of the Agreement, and Section 4.2.8.1 and Section 6.0 of Exhibit A to the Agreement. IBM may accept or decline these requisitions in its discretion, including where IBM believes the fees may be high or unnecessary to achieve the objectives of the Program. DAC is not obligated to incur Expenditures nor perform any services to the extent they are covered in a Requisition Form which IBM declines. Acceptance of a Requisition Form by IBM signifies its agreement to reimburse DAC for Expenditures up to the amount approved by IBM. IBM shall not be liable for expenses incurred by DAC without written approval from IBM.

      4.3 EQUITABLE COSTS. [**12**]

      4.4 CONFIDENTIAL COSTS. With respect to products or services acquired from vendors that have contracts with DAC which prohibit disclosure of DAC's costs, DAC will provide non- confidential rates or costs that IBM can use to determine whether to obtain the products or services from DAC or whether DAC should acquire the products or services through IBM's vendors.

      4.5 COUNTRY STARTUP EXPENDITURES. Country Startup Expenditures will not exceed [**13**] to cover all costs described in Section 1.6.1 of the Agreement.

      4.6 SELECTABLE AND ONGOING EXPENDITURES. Pursuant to Sections 1.5.2 and 1.5.3, DAC will request approval for Selectable and Ongoing Expenditures by submitting a Requisition Form documenting the quantity, price (or a limited price range) and the effective time period for the such Expenditures. If IBM accepts this request, DAC need not seek further approval during the relevant time period, unless the price exceeds the price range approved by IBM on the Requisition Form. Selectable and Ongoing Expenditures may include:

            4.6.1 CAPITAL ASSET DEPRECIATION. Upon approval by IBM, DAC will capitalize assets used for the Program, and will submit the [**E**] depreciation expense to IBM on its invoice.

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


The depreciation expense submitted by DAC will not exceed IBM's pro-rata share to the extent such capital assets are used outside the scope of this Agreement.

            4.6.2 LEASES. Upon approval by IBM, DAC will enter one or more real or personal property leases for the benefit of the Program. DAC will include these monthly lease payments on its invoices, reduced by the extent to which the leased property is used outside of the Program. IBM's obligation for payments under any lease approved hereunder shall not exceed [**14**].

            4.6.3 DEDICATED PROGRAM PERSONNEL. DAC will submit Program staffing and associated compensation plans to IBM before incurring such expenses, and implementation will be subject to IBM's approval. [**15**]. DAC will submit all such requests on a Personnel Requisition Form. DAC will include [**15**] reflected on the Personnel Requisition Form. Expenses not listed on the Personnel Requisition Form are not reimbursable by IBM. DAC has the discretion to offer salaries, compensation, awards, etc., beyond that which has been approved by IBM. However, DAC shall not be entitled to reimbursement for such additional expenses.

            4.6.4 PERSONNEL OVERHEAD. IBM will pay DAC a flat fee of [**16**], for each DAC employee dedicated full time to the Program, and a pro-rata share for such employees assigned to the Program on a part-time basis. This fee will cover all general day-to-day overhead, such as postage, printing, fax supplies, and other items.

            4.6.5 PERSONNEL BENEFITS BURDEN. IBM will pay DAC an employee benefits burden equal to [**17**] of the compensation approved by IBM earned by each DAC employee dedicated full time to the Program, and a pro-rata share for employees assigned to the Program on a part-time basis. DAC will include these charges on its invoices.

            4.6.6 SALES AND ADMINISTRATIVE FACILITIES ALLOCATION. IBM will pay DAC a sales and administrative facilities allocation of [**18**] for each dedicated Program employee.

            4.6.7 DESKTOP AND TELECOM SUPPORT ALLOCATION. IBM will pay DAC a desktop and telecom support allocation of [**19**] for each dedicated Program employee.

            4.6.8 ALLOCATED FEES are identified in Section 6.0 of Exhibit A and may only be changed by IBM's written approval.

      4.7 SALES COMMISSIONS. DAC will invoice IBM for the sales commissions due each [**F**], subject to verification by IBM.

            4.7.1 FOURTH QUARTER, YEAR 2000.

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


                  (a) "Fourth Quarter 2000" shall mean the time period from October 1, 2000 to December 31, 2000.

                  (b) IBM will pay sales commissions to DAC each [**G**] equaling the relevant percentage of Net Sales, in accordance with the tiered rate structure described below:

      ------------------------------------------------------------------
                                             Sales Commissions as a
         Fourth Quarter 2000 Net Sales    Percentage of Fourth Quarter
                (in US dollars)                  2000 Net Sales
      ------------------------------------------------------------------
      [**20**]                                      [**20**]
      ------------------------------------------------------------------
      [**20**]                                      [**20**]
      ------------------------------------------------------------------

                  (c)   [**21**].

            4.7.2 ALL QUARTERS, YEAR 2001.

                  (a) "2001 Quarter" shall mean any of the following time periods: (i) January 1, 2001 to March 31, 2001, (ii) April 1, 2001 to June 30, 2001, (iii) July 1, 2001 to September 30, 2001, and (iv) October 1, 2001 to December 31, 2001.

                  (b) IBM will pay sales commissions to DAC each [**I**] equaling the relevant percentage of Net Sales, in accordance with the tiered rate structure described below:

      ------------------------------------------------------------------
          Net Sales per 2001 Quarter         Sales Commissions as a
                (in US dollars)              Percentage of Net Sales
      ------------------------------------------------------------------
      [**22**]                                      [**22**]
      ------------------------------------------------------------------
      [**22**]                                      [**22**]
      ------------------------------------------------------------------
      [**22**]                                      [**22**]
      ------------------------------------------------------------------
      [**22**]                                      [**22**]
      ------------------------------------------------------------------

                  (c)   [**23**].

                  (d)   [**24**].

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


            4.7.3 ALL QUARTERS, YEAR 2002.

                  (a) "2002 Quarter" shall mean any of the following time periods: (i) January 1, 2002 to March 31, 2002, (ii) April 1, 2002 to June 30, 2002, (iii) July 1, 2002 to September 30, 2002, and (iv) October 1, 2002 to December 31, 2002.

                  (b) IBM will pay sales commissions to DAC each [**F**] equaling the relevant percentage of Net Sales, in accordance with the tiered rate structure described below:

      ------------------------------------------------------------------
          Net Sales per 2002 Quarter         Sales Commissions as a
                (in US dollars)              Percentage of Net Sales
      ------------------------------------------------------------------
      [**25**]                                      [**25**]
      ------------------------------------------------------------------
      [**25**]                                      [**25**]
      ------------------------------------------------------------------
      [**25**]                                      [**25**]
      ------------------------------------------------------------------
      [**25**]                                      [**25**]
      ------------------------------------------------------------------

                  (c)   [**26**].

                  (d)   [**27**].

      4.8   USE OF SUPPLIERS.

            4.8.1 INTERNAL EXPENSES. At IBM's discretion and only to the extent expressly authorized by IBM in writing, DAC will purchase capital equipment, services, or other items in support of DAC's internal efforts in connection with the Program from one or more IBM-designated suppliers identified by IBM in a "Standard Supplier List" as may be provided to DAC from time to time by IBM and is incorporated herein by reference.

            4.8.2 CUSTOMERS EXPENSES. At IBM's discretion and only to the extent expressly authorized by IBM in writing, DAC will facilitate the purchase of Parts, Offerings, services, or other items to fulfill Customer orders in connection with the Program from one or more IBM-designated suppliers identified by IBM in a "Standard Supplier List" as may be provided to DAC from time to time by IBM and is incorporated herein by reference. DAC shall not purchase and hold inventory of these items in anticipation of possible future orders, unless expressly directed to do so by IBM.

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


Unless otherwise agreed by the parties, DAC will facilitate such purchases under the terms of agreements that IBM has negotiated directly with these suppliers. IBM will designate these items, the relevant suppliers and agreements to DAC in writing. The parties will work together to provide a cost-effective and reliable supply chain. IBM reserves the right to negotiate directly with suppliers, and the sole discretion to set the terms of its agreements with such suppliers. However, if DAC believes that it can procure such items from such suppliers under more favorable terms and conditions, it shall so notify IBM and the parties may agree that DAC shall procure such items under those different terms. IBM also reserves the sole discretion not to extend to DAC any, some or all of the benefits or concessions acquired through such negotiations.

      4.9 INVOICES. DAC will consolidate all Expenditures and submit them on a single Monthly invoice to IBM [**28**], Attn: [**29**]. These invoices will refer to the appropriate IBM Purchase Order, and shall explain the payments due and owing in sufficient detail for IBM to verify the accuracy of the charges. Each invoice is subject to verification by IBM. At the end of the Program, IBM will only responsible for those Expenditures which are invoiced to IBM within [**28**] from the date such Expenditures were incurred. Payment on valid invoices is due net [**28**] from the date IBM receives each such invoice. IBM may question charges, in good faith, and IBM may deduct invalid charges from amounts due under future invoices. Amounts due and owing beyond [**28**] from the date invoice is received by IBM shall accrue interest which will be billed Monthly at a rate of [**28**] percent per year. Expenditures that are not billed in the Month incurred shall not be deemed invalid or waived, however, IBM shall not be responsible for any penalties or charges for late payments on such amounts until [**28**] IBM receives an invoice for such amounts. The parties shall work together to establish an electronic invoicing system with a goal of ultimately invoicing electronically.

5.    SALES OPERATIONS

      5.1 PROGRAM REVENUE GOALS. Thirty (30) Days prior to each calendar quarter, IBM will provide DAC with a revenue goal for the upcoming quarter. The parties will meet to determine whether current resources are sufficient to meet the goal. If the parties reasonably believe that the resources needed to meet the goal exceed the budget for the Program for such quarter, IBM will adjust the revenue goal and/or the Program budget (including any necessary modifications to Requisition Forms) accordingly. IBM has sole responsibility for creating or approving Product marketing programs. The parties may share responsibility for demand generation. DAC is responsible for sales and operations as defined in Exhibit A. DAC will cooperate with IBM to develop and achieve these revenue goals including, but not limited to, optimizing the sale of available inventory to Customers.

      5.2 SALES AND OTHER TAXES. DAC will calculate all applicable sales, use, and transaction privileges taxes in connection with the Program, on behalf of IBM, based on the relevant document




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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


of "IBM Program Business Rules and Policies". IBM will remit: (i) sales, use, and transaction privilege taxes; and (ii) property taxes on Offerings inventory arising from Program activities, to the appropriate government agency. Each Party shall notify the others when Program activities will or might reasonably be expected to result in a change in tax collection obligations. IBM is responsible for any penalties or interest imposed in connection with such taxes, unless such penalties or interest is a result of DAC's failure to calculate taxes per the relevant document of "IBM Program Business Rules and Policies" and provide accurate information or payments to IBM in a timely manner, in which case such penalty and interest amounts shall be DAC's responsibility only. [**30**]

6.    PERSONNEL

      6.1 PROGRAM STAFFING. All Program staffing and related Expenditures will be submitted for IBM approval by DAC on a Requisition Form.

      6.2 PROGRAM LEADERS. Each party will identify an individual with lead responsibility for the Program. Each party will provide reasonable written notice to the other party before making changes in key personnel. Key personnel for both parties are identified on the "Key Contact List" which is incorporated herein by reference.

      6.3 COMPLIANCE WITH RELEVANT LAWS. DAC will comply with all applicable federal and state laws and regulations governing hiring, compensation, separation, and other employment practices.

      6.4 DAC PERSONNEL. Personnel supplied by DAC are exclusively DAC's employees and shall not for any purpose be considered employees or agents of IBM. DAC shall have all management authority with respect to DAC's employees, and DAC assumes full responsibility for the actions of such personnel while performing services pursuant to this Agreement.

      6.5 IBM PERSONNEL. Personnel supplied by IBM are exclusively IBM's employees and shall not for any purpose be considered employees or agents of DAC. IBM assumes full responsibility for the actions of such personnel while performing services pursuant to this Agreement.

      6.6 EMPLOYEE PROGRAMS. Neither party's employees or subcontractors shall have any rights under any of the other party's employee benefits or statutory programs.

      [**31**]

      [**33**]



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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      6.9 REQUIRED PAYMENTS. DAC is responsible for paying all premiums for social security and workers' compensation insurance; all federal, state and local payroll and withholding taxes; and all other charges and taxes attributable to its duties under this Agreement.

      7.    CONSIGNED ITEMS

      Offerings and other hardware or software items consigned by IBM to DAC (hereinafter "Consigned Items") under the Program will be used by DAC solely in meeting the requirements of this Agreement and as further defined below:

      7.1 IBM will at all times retain title to the Consigned Items consigned by IBM to DAC under this Agreement. DAC will not lease, rent, consign, pledge, sell, or otherwise encumber, convey or transfer Consigned Items unless expressly authorized in writing by IBM. Upon request from IBM, DAC will ship consigned Consigned Items to any location designated by IBM, at IBM's expense.

      7.2 Subject to Section 7.10, DAC assumes all risk of loss or damage to Consigned Items while the Consigned Items are in DAC's possession. DACs obligation in this regard shall be satisfied if the Consigned Items are delivered to a carrier approved by IBM for shipment in the same condition as when delivered to DAC except for minor packaging damage.

      7.3 DAC will not relocate any Consigned Items to a facility other than the location(s) specified in this Agreement without prior written approval from IBM. IBM will have the right to inspect the substitute facility prior to making its decision. In the event of unauthorized movement of Consigned Items to a substitute facility, DAC assumes full responsibility for all incremental delivery costs arising from DAC's movement of such Consigned Items and is liable to reimburse IBM for any loss due to damage, theft or any infidelity, conversion and/or misappropriation, whether or not known to DAC and whether or not foreseeable, resulting from DAC's movement of such Consigned Items. In addition, DAC will pay all delivery costs and/or other expenses incurred in replacing such Consigned Items.

      7.4 DAC will not modify any Consigned Items unless expressly authorized in writing by IBM. In the event of any unauthorized modification, DAC will be solely liable for any loss, claim, damage or delay caused thereby or arising therefrom, including claims by Customers and government investigative bodies, and DAC will restore Consigned Items it has modified without IBM's authorization, to the condition in which they were received by DAC, before returning them to IBM or providing them to Customers.

      7.5 DAC will manage, control, audit, and secure all Consigned Items in its possession to ensure accurate inventory and full accountability of all such Consigned Items. DAC will check




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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


the Consigned Items physically and segregate them electronically from any products that are not owned by IBM within DAC's facilities.

      7.6 IBM's right and access to all Consigned Items consigned under this Agreement will be unconditional and unrestricted. Upon reasonable request, IBM may enter DAC's facility to inspect consigned Consigned Items in the presence of a DAC employee and during DAC's normal business hours.

      7.7 DAC shall not allow or permit to exist any lien, security interest or other encumbrance to be placed on or otherwise affect the Consigned Items, other than security interests and other encumbrances granted to IBM.

      7.8 DAC's liability for care, custody, and control over Consigned Items shall commence when DAC takes possession of such Consigned Items at the DAC facilities and will continue until DAC has delivered such Consigned Items to a common carrier approved by IBM. DAC will ensure such carrier verifies in writing that it has received such Consigned Items. [**34**]

      7.9 DAC shall reconcile all inbound shipments of Consigned Items with expected shipments, bills of lading and packing lists, as applicable. DAC will notify IBM of any discrepancies in quantity found during such reconciliation and maintain accurate inventory counts for all Consigned Items received by DAC under the Program. For all inbound shipments of Consigned Items excluding Offerings, DAC shall also notify IBM of all observable defects or damages and maintain accurate record of all such observable defects or damages. For the purposes of this Agreement, "observable defects or damages" mean those defects or damages plainly and readily visible to the human eye and requiring no technical skills or background to discover upon a visual inspection.

      7.10 DAC will be liable for all loss of or damage to Consigned Items under DAC's care, custody, and control after adjustment for permissible shrinkage of:
(i) [**35**] for presale inventory; (ii) [**35**] for Consigned Item returns where the logo tape that seals the outer carton is unbroken; (iii) [**35**] for Parts missing from Consigned Item where DAC previously verified receipt of these Parts pursuant to guidelines provided by IBM; and (iv) Parts missing from Consigned Item where DAC is not obligated to inspect those Parts pursuant to guidelines to be provided by IBM.

      7.11 Once DAC delivers Consigned Items to a common carrier as directed by IBM, and the carrier takes possession of and verifies in writing that it has received such Consigned Items, IBM shall bear the risk of loss and shall pay for shipment of such Consigned Items to their destination.

      7.12 Quarterly, the parties shall calculate DAC's liability for losses and damage under Section 7, and the amount due, if any, shall be paid by DAC to IBM within [**36**].



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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


8.    RECORDS, AUDITS AND INSPECTIONS

      8.13 IBM and its designated representative (except designated representatives who are competitors of DAC or Parent) shall have the right to enter and audit DAC's and Parent's facilities, operations, and records (including sales inventory records, IBM Customer records, and all other records relevant to the calculation of payments), to the extent utilized specifically for the IBM Program. IBM will use this information to assess Program quality, progress against Program objectives, compliance with this Agreement, and verify Program inventory. IBM will perform audits during DAC's normal business hours, upon reasonable notice, in the presence of a DAC employee, and no more than once per year (except that IBM may audit the progress made against any issues identified in a prior audit at any time upon reasonable notice). DAC will cooperate fully with IBM employees in this regard. Each party shall bear its own expenses in connection with the audits.

            [**37**].

      8.2 DAC shall maintain accounting records during the term of this Agreement and for one year thereafter, in a consistent form approved by IBM to substantiate DAC's charges hereunder.

      8.3 DAC will make, file, and retain (for the periods required by law) all reports and records required by federal, state, and local law.

      8.4 IBM's audit and inspection rights shall be limited by DAC as needed to comply with written agreements signed by DAC which obligate DAC to retain Third Party information in confidence.

      8.5 Any DAC or Parent information that DAC considers confidential will be audited by IBM, if at all, pursuant to Section 16 and Exhibit B.

9.    QUALITY ASSURANCE

      DAC will coordinate distribution and manage returns operations, sales and administration functions, to comply with business rules and process specifications approved by IBM. DAC will monitor the Program to ensure the highest level of quality. Throughout this Agreement, DAC will focus on root cause corrective action and continuous quality improvements.

10.   INSURANCE AND STATUTORY OBLIGATIONS



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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


   10.1 DAC shall, at its own expense, maintain during the term of this Agreement or for such periods beyond said Tenn as specified herein at least the forms and amounts of insurance set forth below.

            (i) Commercial general liability insurance, including contractual liability under DAC's indemnification, for bodily injury and property damage at limits of [**38**] per occurrence and [**38**] in the aggregate.

            (ii) Workers' compensation insurance in such amounts as required by applicable law. Said workers' compensation policy shall contain an alternate employer endorsement in favor of IBM and shall include a Waiver of Subrogation. Employer's liability insurance in the amount of not less than [**38**] per accident, [**38**] per policy limit, and [**38**] for each employee.

            (iii) Automobile liability for all motor vehicles, whether owned, non-owned or hired by DAC or its employees or subcontractors, with a combined single limit of [**38**] per occurrence for bodily injury and property damage.

            (iv) Fidelity bond or crime policy covering DAC's employees in the amount of [**38**] per occurrence. Said bond or policy will be endorsed to cover DAC employees, subcontractors, and others under DAC's control.

            (v) Excess liability insurance in the amount of [**38**] per occurrence to cover claims covered by commercial general liability, automobile liability, and employers' liability insurance that extends above the liability levels set forth above.

            (vi) Insurance covering IBM's consigned inventory and other business personal property within DAC's care, custody, or control, in the amount of [**38**] per occurrence.

   10.2 Prior to providing any of the services contemplated by this Agreement, and upon IBM's written request, DAC will provide IBM Certificates of Insurance evidencing coverage as required in this Section.

   10.3 DAC will acquire all insurance coverage by valid and enforceable policies issued by responsible and financially strong insurer(s) authorized to do business in the appropriate jurisdiction. Insurer(s) will have a Best's rating of not less than A VII.

   10.4 DAC will cause the insurance, except for the insurance described in paragraph (ii) above, to be endorsed and name IBM, its officers, directors, and employees an additional insured.

   10.5 All insurance maintained by DAC may be carried under blanket policies.

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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


   10.6 DAC will cause the insurance to be subject to provisions to the effect that the coverage contained therein will not be suspended, voided, canceled, reduced in coverage limits, or materially changed without first providing [**J**] prior written notice from the insurance agent or broker to IBM.

   10.7 DAC will forward an amended Certificate of Insurance describing proposed changes to insurance to IBM at least [**J**] prior to the effective date of the change.

11.   REPRESENTATIONS AND WARRANTIES

   11.1 NO GUARANTEE OF SUCCESS. IBM and DAC make no guarantees to each other regarding the sales volume, revenue or profits to be achieved under the Program. [**39**]

   11.2 GENERAL WARRANTIES. DAC makes the following ongoing representations and warranties: (i) it has all rights necessary to fulfill its obligations under this Agreement; (ii) DAC, its employees, and others under its control will not violate the terms of any contract and will comply with all laws, regulations and ordinances, to which they are or become subject while performing under the Program, specifically including laws regulating mail order, telesales, e-commerce, privacy (including data collection and e-mail), debt collection, and employment laws; (iii) no claim, lien, or action exists or is threatened against DAC that would interfere with DAC fulfilling its obligations under this Agreement; (iv) it will comply fully with this Agreement and its responsibilities will be performed using reasonable care and skill and in accordance with the PA; (v) services and assets selected by DAC, whether or not approved by IBM, which interact with date data will be Year 2000 ready such that when used in accordance with their associated documentation they are capable of correctly processing, providing, receiving, displaying, and exchanging accurate date data within and between the twentieth and twenty-first centuries; (vi) if the Program evolves to include Customers within the European Union, then the services and assets provided or used by DAC, which interact in any capacity with monetary data are Euro Ready (defined as a single monetary unit) such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the Euro denomination and respecting the privacy, publicity, reputation or intellectual property right of a Third Party, and DAC will make reasonable efforts to develop a multi-currency solution; and
(vii) DAC will withhold all proper payroll deductions.

   11.3 IBM's PC Purchase Agreement and Statement of Limited Warranty. DAC shall sell all Offerings in accordance with the terms of the IBM PC Purchase Agreement, as applicable. DAC will print this agreement in all catalogues it produces for IBM, unless otherwise specified by IBM. DAC will also ensure this agreement is attached to all Customer invoices sent by DAC or its IBM approved supplier under this Agreement (whether sent by electronic mail, regular mail, courier, facsimile, or other means). Furthermore, DAC shall sell all IBM Offerings subject to the terms of

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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


the IBM Statement of Limited Warranty packaged with the relevant IBM Offering, and related documents referenced therein. DAC personnel shall make no representations to Customers inconsistent with the foregoing documents. DAC shall work with IBM to provide customers with notification at the time of sale and upon order confirmation that these documents govern the sales transaction. Upon request from any Customer, DAC shall supply that user with a copy of the relevant PC Purchase Agreement, IBM Statement of Limited Warranty, software license agreements, and/or other contract documents.

   11.4 THIRD PARTY OFFERINGS. Offerings that are sold under the Program will be warranted only by the manufacturer, if at all, in accordance with that manufacturer's published coverage.

   11.5 NO IBM WARRANTIES TO DAC REGARDING OFFERINGS. IBM makes no representations or warranties to DAC regarding any Offerings. All Offerings are provided by IBM under the Program on an "AS IS" basis, without warranty of any kind including, but not limited to, the implied warranties of merchantability, fitness for a particular purpose, and non infringement, provided, however, that IBM provides such Offerings to end users under the terms of the relevant IBM Statement of Limited Warranty.

   11.6 RESPECTIVE EMPLOYEES. DAC warrants that its employees will not be considered or treated as IBM employees under this Agreement. IBM warrants that its employees will not be considered or treated as DAC employees under this Agreement.

   11.7 ACCURATE MARKETING MESSAGES. DAC warrants that Offering descriptions included in its direct mail, telephone sales, web pages, and other marketing activities will be accurate and complete based upon the written descriptions provided to DAC by IBM or the relevant Third Party, and will comply with all relevant laws. DAC will not modify the descriptions provided by IBM or the Third Party without prior written consent from IBM or the Third Party, as the case may be.

   11.8 [**40**].

   11.9 IBM WARRANTY TO DAC. IBM, its employees, and others under its control will comply with all laws, regulations and ordinances, to which they are or become subject while performing under the Program.

   11.10 DISCLAIMER OF ALL OTHER WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, IBM AND DAC EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.   FORCE MAJEURE

                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      Neither party shall be liable for any failure to comply with this Agreement to the extent such failure is caused by factors beyond its reasonable control, including: fire; natural disaster; adverse weather; strike; union; war; riot; insurrection; or government restrictions; provided, however, that the party shall not be excused as a result of strike, union, or other labor problems occurring with respect to its own work force. The affected party shall promptly notify the other party, with a description of the event and the duration the party expects its ability to comply with the Agreement to be affected thereby. Thereafter, the affected party will use reasonable best efforts to resolve, to the extent possible, the event and to resume performance of its obligations hereunder as promptly as possible, In order to minimize any disruptions arising out of the factors described in this Section to DAC's performance of its responsibilities under the Agreement, DAC will develop a disaster recovery plan and submit it to IBM for review and approval. IBM shall be responsible for all incremental costs incurred by DAC in the development of a disaster recovery plan to IBM's specification.

13.   INDEMNIFICATION

   13.1 GENERAL INDEMNITY. DAC and IBM shall defend, indemnify and hold harmless the other party and its employees, directors and Customers from the following types of claims and liabilities (including reasonable attorneys' fees): (i) violations by the indemnifying party of any law, ordinance, rule or regulation of any governmental body; (ii) any breach of a representation or warranty, or default in the performance of any obligation of the indemnifying party under the Agreement; and (iii) negligent or erroneous acts or omissions by the indemnifying party, its employees, and contractors.

   13.2 DEFENSE OF INTELLECTUAL PROPERTY CLAIMS. IBM will defend DAC against all claims that Offerings sold by IBM under the Program infringe any intellectual property of a Third Party, and will pay resulting costs, damages and attorneys' fees finally awarded by a court or through settlement, provided DAC promptly notifies IBM in writing of the claim, and IBM has sole control of the defense and all related settlement discussions. IBM's liability under this Section shall be limited to the relevant Offerings sold under the IBM Program, and IBM shall have no responsibility or liability for the same or similar products that DAC may sell outside of the IBM Program.

      IBM may, at its discretion and expense, procure the right for DAC to continue selling the IBM Offerings, or IBM may modify them so that they become non-infringing. DAC will return the IBM Offerings upon written request by IBM, at IBM's expense.

THE FOREGOING STATES THE ENTIRE OBLIGATION OF IBM TO DAC WITH RESPECT TO INTELLECTUAL PROPERTY CLAIMS.

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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367



   13.3 DEFENSE OF EMPLOYMENT CLAIMS. Each party will defend the other against claims by their respective employees alleging that she or he is also employed by the other company. The indemnifying party will pay resulting costs, damages and attorneys' fees finally awarded by a court or through settlement, provided the indemnified party promptly notified the indemnifying party about the claim; and the indemnifying party has sole control of the defense and all related settlement discussions.

   13.4 CUSTOMER CLAIMS. Each party will defend and indemnify the other against all Customer claims that a representation made by it was inaccurate, misleading, or deceptive; provided, however, that neither party will defend or indemnify where it relied upon written language provided to it by the other party for specific use in Customer communications.

14.   LIMITATION OF LIABILITY  [**K**]

15.   TRADEMARKS AND RELATED MATTERS

      15.1 IBM will furnish DAC with guidelines for use of its trademarks or trade names in connection with this Agreement. The IBM Corporate Communications Department shall be the sole source for IBM logo artwork.

      15.2 DAC is authorized to use the IBM trademark and trade names to the extent necessary to meet Program requirements and only in accordance with IBM's guidelines. No other rights with respect to the trademarks, service marks, trade names or brand names of either IBM or DAC are conferred on the other party, either expressly or by implication, by this Agreement.

      15.3 Each party shall retain all title to its trademarks, service marks, trade names and brand names, and the goodwill attaching thereto, and any goodwill which accrues because of the other party's use of the same will vest in and become the property of the owner. Each party will not contest the other party's marks, names, or use, or attempt to register any trademark, service mark or trade name which is confusingly similar to the other party's trademarks, service marks, trade names, or brand names.

      15.4 Permission to use the trademarks, service marks, trade names or brand names of the other party shall terminate with the expiration or termination of this Agreement, provided, however, that such permission shall continue during any Continuity Period as more fully described above in Section 3.6.

      15.5 IBM acknowledges DAC's assertion of ownership of and title to the technology and software, including MAX, used by DAC in connection with DAC's activities relating to marketing,

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                            IBM AND DAC CONFIDENTIAL
                 PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


sales, fulfillment of orders and processing of returns. Nothing contained in this Agreement shall be construed as conferring upon IBM, by implication, estoppel, or otherwise, any license or other right to any of such technology or software, other than the right to use and access MAX as explicitly set forth in this Agreement.

16.   CONFIDENTIAL INFORMATION

      16.1 All exchanges of confidential information between the parties shall be governed by the Confidential Disclosure Agreement Number 4998RL1065 (Exhibit
B) signed by DAC on January 5, 1999. The initial Supplement to that agreement indicates a "Final disclosure date" of March 1, 1999. For the avoidance of doubt, the "Final disclosure date" in the Supplement reflects the last date IBM expected to disclose its, "Direct Marketing Business Proposal." The parties hereby reaffirm that Exhibit B has governed all disclosures of confidential information between the parties since its effective date, and it shall continue to govern such disclosures during the term of this Agreement.

      Prior to disclosing any information which the disclosing party believes to be confidential, the disclosing party will discuss it with the other party in a non-confidential manner. The disclosing party is under no obligation to disclose and will refrain from disclosing any confidential information which the other party is not willing to treat as confidential. Each party will continue to perform its respective services and responsibilities under this Agreement notwithstanding the other party's decision not to accept certain information as confidential. Any information accepted as confidential will be disclosed and used under the terms of Exhibit B.

      For purposes of this Agreement, Section 2 of Exhibit B ("Protection") is modified so that each party may use confidential information it receives from the other party only in connection with the IBM Program and for the purpose for which it is disclosed provided, however, that Section 3 ("Exceptions") shall be modified to include the following exception:

            "(vii) The receiving party may disclose and use the ideas, concepts, know-how and techniques contained in the confidential information disclosed to it, to the extent they are retained in the memories of the receiving party's employees who have had access to this information under the Confidential Disclosure Agreement ("Residual Information"). Notwithstanding the foregoing, this section does not allow the receiving party to disclose: (1) the source of Residual Information; (2) any financial, statistical, or personnel data of the disclosing party; and/or (3) the disclosing party's future business plans."

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367

      16.2 Generally, IBM's confidential information includes, but is not limited to, the terms of this Agreement (including the fees and Expenditures paid by IBM under this Agreement), IBM's Customer lists and sales databases (as developed and expanded pursuant to this Agreement), supplier relationships, IBM volumes, implied IBM financial information, costs, and pricing. Generally, DAC's confidential information includes its employee instruction manuals, and software (including MAX software and related technologies), and modifications to the same.

      16.3 By disclosing confidential information to each other, the parties are not thereby granting any express or implied license to the disclosee under any of the disclosing party's intellectual property.

      16.4 DAC may not solicit Customers for any purpose other than to fulfill its duties and responsibilities under this Agreement, unless and to the extent that the Customer has been or later becomes a DAC customer independent of this Agreement.

      16.5 [**41**].

17.   PUBLICITY

      Each of the parties agrees that it will not make any public statement regarding this Agreement or the Program without the written approval of the other party, which approval shall not be unreasonably withheld, except as required by law.

18.   NOTICES

      18.1 GENERAL. All notices, demands and requests required or permitted by this Agreement shall be in writing and shall be deemed to have been given: (i) upon personal delivery; (ii) one (1) Day after being sent by professional overnight courier to locations within the continental United States; (iii) five
(5) Days after posting when sent by United States registered or certified mail, with postage paid; (iv) on the date of transmission when sent by confirmed facsimile; or (v) at the time of a confirming e-mail from the person to which notice is to be given at the address set forth in this Section.

      Address for IBM:        IBM Corporation
                              Attn:  Nancy McGuire
                              3039 Cornwallis Road, D122/13060
                              Research Triangle Park, NC  27709
                              Voice: (919) 543-2296
                              Fax: (919) 254-9751
                              E-Mail: mncguire@us.ibm.com

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                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      With a copy to:         IBM Corporation
                              Attn:  Kevin C. Hughes
                              3039 Cornwallis Road, NN224/B002
                              Research Triangle Park, NC  27709
                              Voice: (919) 543-0207
                              Fax: (919) 543-1593
                              E-Mail: kchlegal@us.ibm.com

      Address for DAC:        Direct Alliance Corporation
                              Attn:  President and Chief Operating Officer
                              8123 South Hardy
                              Tempe, AZ  85284
                              Voice: 480-902-5977
                              Fax: 480-902-5920
                              E-Mail: tsmith@direct-alliance.com

      With copies to:         Insight Enterprises, Inc.
                              Attn:  Chief Financial Officer
                              1305 West Auto Drive
                              Tempe, Arizona  85284
                              Voice: 480-350-1142
                              Fax: 480-350-1141
                              E-Mail: slaybour@insight.com

                              Quarles & Brady/Streich Lang LLP
                              Attn: P.  Robert Moya
                              Renaissance One
                              Two North Central Avenue
                              Phoenix, AZ  85004
                              Voice: 602-230-5580
                              Fax: 602-230-5598
                              E-Mail: prmoya@quaries.com

      18.2 CHANGE OF CONTROL. To the extent permitted by contracts preexisting at the effective date of this Agreement and otherwise permitted by law, DAC will give IBM reasonable notice prior to any Change of Control as defined in Section 1.3.

19.   GENERAL


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
                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      19.1 NON-WAIVER. Failure of either party to enforce any of its rights under this Agreement shall not constitute a waiver of that party's right to enforce that term or condition, subject to applicable Statutes of Limitation.

      19.2 ASSIGNMENT. Neither party may assign its rights nor obligations under this Agreement without the prior written consent of the other party; and any attempt to do so will be considered null and void.

      19.3 INCORPORATION AND PRECEDENCE. All documents identified on their face as Exhibits to this Agreement are incorporated herein by this reference. If the terms of any PA contradict: (1) this Agreement, then the terms of this Agreement will prevail; or (2) the terms of one or more other Exhibits or Participation Agreements, then the terms of the most recent document signed by both parties shall prevail on that point of contradiction.

      19.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement, and supersedes all prior communications and understandings between and among the parties with respect to the subject matter hereof, including, but not limited to, the agreement dated February 26, 1999, executed by IBM and DAC, under which IBM authorizes DAC to spend money, acquire assets, and recruit personnel in preparation for the Program, all as limited in such agreement (a.k.a., Letter of Intent). The Agreement may not be changed or terminated orally by or on behalf of any party.

      19.5 GOVERNING LAW. This Agreement and the legal relations between the parties shall be construed in accordance with the laws of the state of New York. The exclusive venue for litigation under this Agreement will be the federal and/or state courts, as appropriate, located in the state of Arizona.

      19.6 CAPTIONS, CONSTRUCTION AND INTERPRETATIONS. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning. Section headings are for reference purposes only and will not affect the meaning or interpretation of this Agreement. When used without definition the words, "Section," "paragraph," or "Exhibit" refer to such portions of this Agreement. All terms used in singular/plural or in one gender shall be construed to include plural/singular or the other gender, as the context may require. Whenever the word "including" (in any of its derivations)
is used in this Agreement, it shall mean "including, but not limited to ...."
Each party has reviewed this Agreement and has had the opportunity to have counsel review the same, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

      19.7 LIMITED AGENCY RELATIONSHIP. DAC is authorized to act as an agent on behalf of IBM only to the extent expressly permitted in writing under this Agreement. In all other respects,

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


no agency relationship, partnership, joint venture, merger or consolidation of IBM or DAC is formed by this Agreement.

      19.8 CONTINUING COOPERATION. Each party to this Agreement shall perform reasonable acts, including, without limitation, the execution of any documents, which are necessary or convenient to fulfillment of this Agreement.

      19.9 SEVERABILITY. If a court makes a final determination that any term in this Agreement is invalid or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

      19.10 REMEDIES CUMULATIVE. Every right or remedy in this Agreement will be cumulative to other rights and remedies existing at law or in equity, except where such rights or remedies are limited or exclusive by the express terms of this Agreement.

      19.11 SECTIONS THAT SURVIVE. If this Agreement is terminated or expires, the following Sections will survive and remain in full force:

        SECTION    SUBJECT
      ------------------------------------------------------------------
          3.5      MAX System and Related Technologies
      ------------------------------------------------------------------
          3.6      Continuity Option
      ------------------------------------------------------------------
          4.7      Sales Commissions
      ------------------------------------------------------------------
          11.0     Representations and Warranties
      ------------------------------------------------------------------
          13.0     Indemnification
      ------------------------------------------------------------------
          14.0     Limitation of Liability
      ------------------------------------------------------------------
          16.0     Confidential Information
      ------------------------------------------------------------------
          17.0     Publicity
      ------------------------------------------------------------------
          19.1     Non-Waiver
      ------------------------------------------------------------------
          19.3     Incorporation and Precedence
      ------------------------------------------------------------------
          19.5     Governing Law
      ------------------------------------------------------------------
         19.10     Remedies Cumulative
      ------------------------------------------------------------------
         19.11     Sections that Survive
      ------------------------------------------------------------------

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


          20.0     Parent's Obligations
      ------------------------------------------------------------------

      19.12 EXPORT LAWS. Both parties will abide by the export laws and regulations of the United States, including the Export Administration Act of 1979, as amended, and it's implementing regulations.

      19.13 FREEDOM OF ACTION. Nothing in this Agreement shall be construed to limit the ability of either party to engage in similar business opportunities alone or with other parties, independent of this Agreement.

20.   PARENT OBLIGATIONS

      Except as provided in the next sentence, Parent hereby agrees to ensure the performance by DAC of its obligations under this Agreement, and Parent further agrees to be liable for any claims arising from DAC's performance under this Agreement. Notwithstanding the previous sentence, all of Parent's obligations under this Agreement shall cease at such time as Parent no longer owns or holds a majority of the equity or voting control of DAC, except for liabilities for actions or omissions occurring prior to the transfer of such equity or voting control.

IBM CORPORATION


BY:   /s/ Robert W. Moffat
   ---------------------------------------
Mr. Robert W. Moffat, General Manager
Date of Signature:      11/13/00
                   -----------------------


DIRECT ALLIANCE CORPORATION


BY:   /s/ Tony M. Smith
   ---------------------------------
Mr. Tony M. Smith, President
Date of Signature:      11/16/00
                   -----------------------


Parent acknowledges and accepts its obligations under this Agreement by signing below.

INSIGHT ENTERPRISES, INC.

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367



BY:   /s/ Tim Crown
   ---------------------------------------
Mr. Tim Crown, President and Co-Chief Executive Officer
Date of Signature:      11/16/00
                   -----------------------

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367

                                    EXHIBIT A
                               PROGRAM DESCRIPTION


      All terms used herein but not defined shall have the meanings given such terms in the Agreement dated as of October 1, 2000, among DAC, Parent and IBM, to which this is an Exhibit.

A1.0  OVERVIEW OF THE PROGRAM

      It is anticipated that the Program, as described in detail below, will involve the sale of Offerings. The end user target market includes, but is not limited to, [**42**]

A2.0  PROGRAM OPERATIONS MEETINGS

      2.1 Quarterly Program Reviews. The parties will meet [**L**] prior to the start of each calendar quarter to jointly develop a Program Operations Plan ("POP") for the ensuing calendar quarter. This POP will describe each party's specific responsibilities and deliverables, [**43**]

      2.2 Ongoing Program Operational Meeting. In addition to the reviews described in Section 2. 1, the parties will make themselves available on an ongoing basis to discuss operational status and issues related to the Program, including, but not limited to the prioritization of any new work under the Program, how the Program activities are tracking to the POP, and the resolution of any problems likely to influence DAC's performance under the Agreement.

A3.0  BASIC CONCEPTS OF THE PROGRAM

      3.1 Geographical Scope. IBM may wish to extend the implementation of the Program to countries in the following geographic classifications: [**44**], as further described in Exhibit E.

      3.2 Business Rules and Policies. Program operational rules and policies shall be further defined in "Program Business Rules and Policies" which shall be set forth separately in each PA. DAC shall comply with all Business Rules and Policies that are set forth in each particular PA.

      3.3 Offering Availability and Pricing. The selection and availability of Offerings, their price, terms, and the activities to generate demand shall be determined solely by IBM.

      3.4 Order Acceptance Prior to Payment. [**45**] [**46**]

      3.5 Program Freight. [**47**]

A4.0  PROGRAM SERVICES AND RESPONSIBILITIES

      The Program services and responsibilities described in this Section A4.0 will be provided or managed by DAC, on a schedule agreed to by DAC and IBM, subject to IBM's approval of personnel and other resources pursuant to this Agreement. In accordance with Section 1.5.1 of the

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


Agreement, DAC agrees that the Country Startup Expenditures described in Section
4.5 of the Agreement will cover [**48**] arising out of DAC's performance of the services and responsibilities described in Section 4.1 of this Exhibit. In addition, subject to the document entitled "Program Services Applicability Matrix" which is incorporated herein by reference, IBM may request DAC to also perform any, some or all of the services and responsibilities described under
Section 4.2 of this Exhibit on a country by country basis, and such request will be set forth in the applicable PA. DAC may decline the PA only if the deliverables in such PA are outside of the scope of this Agreement. [**48**]. Ongoing Expenditures arising from DAC's performance of its obligations under this Agreement will be [**48**] unless the Agreement expressly provides otherwise.

      4.1   DAC's Base Program Services and Responsibilities.

            4.1.1 Program Software. DAC will provide IBM access and permit IBM to use MAX to fulfill Program objectives. DAC will load all reasonably practicable IBM specific rules, presets, and other operational parameters in the version of MAX that DAC provides to IBM under this Section. DAC will confirm or acquire all rights and licenses necessary to permit IBM to use MAX. DAC will ensure that MAX is capable of supporting the national currency and language of the country where the Program is being implemented. IBM will use MAX only for the purpose of serving its Customers in the manner ascribed to DAC under this Agreement provided, however, that DAC will make reasonable modifications to MAX to meet IBM's Program requirements under this Agreement, as requested by IBM. Such IBM use shall be nontransferable and worldwide provided, however, that contractors approved by DAC, which approval shall not be withheld unreasonably, may use MAX to the extent that they are retained by IBM specifically to fulfill IBM's rights under this Section 4.1.1. Notwithstanding the above, DAC may refuse to approve IBM's use of contractors, under this Section 4.1.1, to the extent that such IBM contractors are competitors of DAC or Parent.

            4.1.2 Electronic Commerce Linkages. DAC will provide an interface to MAX which complies with industry standard electronic transactions to locations specified by IBM. DAC will provide IBM and Customers electronic inventory information for IBM and IBM designated suppliers, to the extent that IBM and the IBM designated suppliers are capable of providing such information to DAC.

            4.1.3 Status Updates. DAC will ensure MAX is capable of providing status in the following areas: (i) quote; (ii) order processing, shipping, and invoicing; (iii) orders requiring special configuration and integration (to the extent provided by IBM or IBM designated suppliers); (iii) carrier delivery;
(iv) accounts receivable; (v) returned merchandise; and (vi) customer history and interactions.

            4.1.4 Compliance with Mail Order and E-mail Regulations. [**49**]DAC will implement means to receive responses from any individual who receives such e-mail to enable such

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


individual to request that such individual be excluded from receiving future e-mail or other marketing communications. DAC shall provide to IBM the names and e-mail addresses for any person who so notifies DAC.

            4.1.5 Serial Number Tracking. DAC will accept serial numbers of SKU's identified by IBM and/or its designees and will track such serial numbers as Offerings are received into inventory and shipped out to Customers. DAC will retain information pertaining to serial numbers to allow validation for technical support and returns management.

            4.1.6 Packing Slip and Invoices. DAC will provide all the information that needs to appear on the packing slip and invoice to IBM or an IBM designated third party, as specified by IBM.

            4.1.7 Integration. DAC will electronically communicate special configuration and integration requirements to IBM or an IBM designated Third Party. Program integration services will be performed by IBM or its designee. For clarification, integration is the capability of MAX to identify and process orders where a single line item on such orders incorporates multiple Offerings into a single Offering.

            4.1.8 Returns Authorization. DAC will ensure MAX has the capability to verify and authorize the return of Offerings. The process will be managed according to policies and procedures provided by IBM from time to time on [**M**] written notice. [**50**]

            4.1.9 Customer Qualification Prior to Order Acceptance. DAC will ensure that MAX utilizes online transaction authorization tools and procedures including but not limited to credit card authorization, credit card address verification, customer credit limit check, and fraud checks, with the objective of facilitating order processing and maximizing Customer satisfaction.

            4.1.10 Business Operating Hours. [**51**]

            4.1.11 Online Reporting. DAC will make available to IBM during the business operating hours as described above access to a menu of the following standardized reports: (i) sales; (ii) fulfillment; (iii) inventory management;
(iv) returns; and (v) accounting.

            4.1.12 Program Universal Data Extract (UDE) and Special Reporting. DAC will electronically transmit all Program Universal Data Extracts (UDEs) daily to IBM in the format specified in the "Program Business Rules and Policies." In addition to providing IBM the MAX User Access Report, DAC agrees to make reasonable efforts to provide any additional reports related to information contained in the associated Program UDE or automatically retrievable from MAX,

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


including the reports described in the document entitled "Standard
Reports List" which is incorporated herein by reference, to IBM within [**52**] after such request is made.

            4.1.13 Payment Methods. DAC will provide Program capability for the following payment methods: [**53**]

            4.1.14 Data Encryption. DAC will encrypt Customer related information which is required to be encrypted in accordance with the "Program Business Rules and Policies".

            4.1.15 Electronic Messaging. [**54**]

            4.1.16 Staffing. DAC will provide dedicated and shared resources to support the Program as described in this Agreement. [**55**].

            4.1.17 Service Level Compliance. DAC will ensure that it will comply with the service level requirements described in Section 7.0 of this Exhibit.

            4.1.18 Technical - Support Services. DAC will provide [**56**]

            4.1.19 MAX Development Services. Upon receipt by DAC of a request from IBM for an enhancement to MAX pursuant to an approved Program Requisition, DAC will make minor modifications to MAX to meet IBM's reasonable business needs relating to the Program (the "Enhancements"). IBM shall pay DAC [**57**] for work performed by DAC in connection with Enhancements. Notwithstanding any recommendations, additions, improvements, comments, ideas and other materials provided to DAC by IBM with regard to any Enhancements, the Enhancements shall become part of MAX for all ownership purposes.

      4.2 DAC's Selectable Program Services and Responsibilities. The following services and responsibilities are selectable by IBM based on the "Program Services Availability Matrix" agreed to in writing by both parties, as amended from time to time, and incorporated by reference herein.

            4.2.1 Marketing. DAC will provide marketing consultation and database consultation services to IBM. Ongoing Expenditures arising out of DAC's performance of its responsibilities under this Section will be charged to IBM per an Agreed to Rate of [**58**].

            4.2.2 Sales.

                  4.2.2.1 Inbound Telesales. [**59**]


                  4.2.2.2 Outbound Telesales. [**60**]

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


                  4.2.2.3 Training. [**61**]


                  4.2.2.4 Sales Incentives. [**62**].


                  4.2.2.5 Telephony. [**63**]

                  4.2.2.6 Telesales Management. [**64**]

                  4.2.2.7 Customer Service. DAC will provide Customer service as specified by IBM with the goal of ensuring timely and satisfactory resolution of all Customer concerns.[**65**]

            4.2.3 Order Tools.

                  4.2.3.1 Web Order Entry and Rep Order Entry Capabilities. [**66**]

                  4.2.3.2 Web Order Status Tool. [**67**]

            4.2.4 Order Management.

                  4.2.4.1 Fulfillment. DAC will utilize its electronic direct ship capabilities to perform fulfillment functions for the Program from IBM or IBM specified entities to IBM designated Customers. Unless specified otherwise by IBM, DAC will provide information to IBM designated suppliers for packing slips and execute terms with IBM designated suppliers, which require such suppliers to ensure that invoices reference IBM, and not DAC or others.

                  4.2.4.2 Open Order Backlog Management. DAC will utilize MAX and dedicated Program personnel to perform a daily review of open orders and take appropriate actions to expedite the shipment of Customer orders.

            4.2.5 Customer Payments Management.

                  4.2.5.1 Customer Credit Authorization Management. [**68**]

                  4.2.5.2 Invoicing. [**69**]

                  4.2.5.3 Accounts Receivable. [**70**]

                  4.2.5.4 Collection of Taxes. [**71**]

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


            4.2.6 Distribution.

                  4.2.6.1 Distribution Management. DAC will ensure MAX is capable of distribution management at locations specified by IBM to facilitate the picking, invoicing, and shipment of orders, including but not limited to the use of bar code technology in combination with DAC's "SuperScan" invoicing process.

                  4.2.6.2 FedEx PowerShip System. DAC will ensure that delivery information will be continuously provided to Program sales representatives through MAX to the extent MAX receives delivery information from the FedEx PowerShip system. DAC will charge IBM [**72**].

            4.2.7 Supply Management and Procurement Support. DAC will perform supply management and procurement support for Offerings identified by IBM, including but not limited to, [**73**]

            4.2.8 Returned Offerings.

                  4.2.8.1 Customer Returns. [**74**]

                  4.2.8.2 Dedicated Facilities. DAC will provide dedicated facility areas to warehouse IBM Offerings, [**75**] IBM may provide IBM Offerings to DAC on a consigned basis. All IBM Offerings provided by IBM shall contain, as applicable, bar codes located on the exterior of the carton and shall reference the SKU and the serial number of the Offering. DAC will charge IBM an Agreed to Rate of [**76**] for Expenditures arising out its responsibilities under this Section.

                  4.2.8.3 Inventory Management. DAC will provide IBM complete inventory management capabilities when inventory is being carried in a DAC distribution center including, but not limited to, automated receiving, stocking, and inventory cycle counting.

                  4.2.8.4 Returns Liquidation. [**77**]

            4.2.9 Additional Technical Support Services. [**78**]

A5.0  COST PARAMETERS

      The charges for certain personnel costs, set forth below, are understood by the parties to be appropriate in connection with the Program, during the term of this Agreement. The parties further

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


understand that the personnel costs, set forth below, include any future salary increases which DAC may decide to provide. IBM may request adjustments to staffing levels in the areas described below to reflect changes in Program activity. DAC will adjust all personnel staffing to the appropriate level in light of all ongoing Program activity (with a minimum [**N**] notice from IBM to adjust headcount). The parties understand that the personnel costs set forth below, which will be charged to IBM as Selectable or Ongoing Expenditures, may include an additional benefits burden of [**79**] percent for each dedicated Program employee, an overhead burden of [**79**] for each dedicated Program employee, a sales and administrative facilities allocation of [**79**] for each DAC dedicated Program employee for sales, credit and collections, and information technology, and desktop and telecom support of [**79**] for each DAC dedicated Program employee. The parties also understand that actual compensation may vary according to the employment market and other circumstances, and that the items listed below are not inclusive of all personnel costs arising under the Agreement.

      (1) Senior Vice President may be compensated up to [**80**].

      (2) Vice-President of Sales may be compensated up to [**80**], plus sales incentives equaling [**80**]of managed Net Sales.

      (3) Director of Sales may be compensated at up to [**80**], plus sales incentives equaling [**80**]of managed Net Sales.

      (4) Senior Sales Manager may be compensated at up to [**80**], plus sales incentives equaling [**80**] of managed Net Sales.

      (5) Inbound Sales Managers may be compensated at up to [**80**], plus sales incentives equaling [**80**] of managed Net Sales.

      (6) Outbound Sales Managers may be compensated at up to [**80**], plus sales incentives equaling [**80**] of managed Net Sales.

      (7) Inbound Sales Representatives may be compensated at up to [**80**], plus sales incentives equaling [**80**] of executed Net Sales.

      (8) Outbound Sales Representatives may be compensated at up to [**80**], plus sales incentives equaling [**80**] of executed Net Sales.

      (9) Senior Customer Service Manager may be compensated at up to [**80**], plus sales incentives equaling no more than [**80**].

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      (10) Customer Service Manager may be compensated at up to [**80**], plus sales incentives equaling no more than [**80**].

      (11) Customer Service Representatives may be compensated at up to [**80**].

      (12) Credit Card Services Manager may be compensated at up to [**80**].

      (13) Credit Card Services Administrator may be compensated at up to [**80**].

      (14) Director of Financial Services may be compensated at up to [**80**], plus incentives equaling no more than [**80**].

      (15) Financial Services Manager may be compensated at up to [**80**].

      (16) Collections Supervisor may be compensated at up to [**80**].

      (17) Collections Administrator may be compensated at up to [**80**].

      (18) Credit Analyst may be compensated at up to [**80**].

      (19) Credit Administrator may be compensated at up to [**80**].

      (20) Credit File Clerk may be compensated at up to [**80**].

      (21) Director of US Operations may be compensated at up to [**80**], plus incentives equaling no more than [**80**].

      (22) Program Manager may be compensated at up to [**80**].

      (23) Order Administrator may be compensated at up to [**80**].

      (24) Reports Administrator may be compensated at up to [**80**].

      (25) Reports Administration Manager may be compensated at up to [**80**].

      (26) Fax Administrator may be compensated at up to [**80**].

      (27)  E-Project Manager may be compensated at up to [**80**].

      (28) E-Database Manager may be compensated at up to [**80**].

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      (29) Trainer may be compensated at up to [**80**].

      (30) Accounts Receivable Administrator may be compensated at up to [**80**].

      (31) Accounts Payable Administrator may be compensated at up to [**80**].

      (32) Staff Accountant may be compensated at up to [**80**].

      (33) Accounting Intern may be compensated at up to [**80**].

      (34) Senior Accountant may be compensated at up to [**80**].

      (35)  RMA Supervisor may be compensated at up to [**80**].

      (36) RMA Processor may be compensated at up to [**80**].

      (37) Buyer may be compensated at up to [**80**].

      (38) Assistant Buyer may be compensated at up to [**80**].

      (39) Vice President of International Operations may be compensated at up to [**80**].

      (40) Director of International Operations may be compensated at up to [**80**], plus incentives equaling no more than [**80**].

      (41) International Operations Manager may be compensated at up to [**80**].

      (42) International Program Manager may be compensated at up to [**80**].

      (43) International Program Launch Manager may be compensated at up to [**80**].

      (44) International Country Program Manager may be compensated at up to [**80**].

      (45) International Training Manager may be compensated at up to [**80**].

      (46) International Training Specialist may be compensated at up to [**80**].

      (47) International Program Support Specialist may be compensated at up to [**80**].

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


      (48) International Senior Accountant may be compensated at up to [**80**].

      (49) International Reporting Analyst may be compensated at up to [**80**].

A6.0  ALLOCATED FEES

      The following monthly allocated fees represent the fixed corporate costs DAC expects to incur in the ongoing administration of the Program. DAC will charge IBM for such fees as Ongoing Expenditures. Notwithstanding Section 6.1 of the Agreement, DAC will not need further approval from IBM for the fees listed hereunder.

-------------------------------------------------------------------------------

FUNCTION              BREAKDOWN                                    MONTHLY
                                                                ALLOCATED FEE
-------------------------------------------------------------------------------
Operations            Senior Vice President of Operations         [**81**]
                      [**81**]                                    [**81**]
                      Vice President Worldwide Operations
                      [**81**]
-------------------------------------------------------------------------------

Product Management    Director of Supply Logistics [**81**]       [**81**]
-------------------------------------------------------------------------------
Returns Management    Distribution Manager [**81**]               [**81**]
                      Distribution Staff [**81**]
-------------------------------------------------------------------------------
Accounting            Senior Vice President of Financing          [**81**]
                      [**81**]

                      Controller [**81**]
                      Accounting Manager [**81**]
                      Payroll Supervisor [**81**]
                      Payroll Administrator [**81**]
                      RMA and Inventory Specialist [**81**]
                      Accounts Payable Lead [**81**]
-------------------------------------------------------------------------------
Human Resources       Human Resources Manager [**81**]            [**81**]
                      Recruiter [**81**]
                      Human Resource Administrator [**81**]
                      Human Resource Administrator [**81**]
                      Benefits Manager [**81**]
                      Management Trainer [**81**]
-------------------------------------------------------------------------------
Information           Business Systems Manager [**81**]           [**81**]
Technology            UNIX Manger [**81**]
                      Network Manager [**81**]
                      MAX Manager [**81**]
                      Web Manager [**81**]
-------------------------------------------------------------------------------

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


-------------------------------------------------------------------------------

FUNCTION              BREAKDOWN                                    MONTHLY
                                                                ALLOCATED FEE
-------------------------------------------------------------------------------
General               President [**81**]                          [**81**]
Administrative        Administrative Staff [**81**]
-------------------------------------------------------------------------------
Facility              Facility Administrator [**81**]             [**81**]
Administration        Facilities Staffing [**81**]
-------------------------------------------------------------------------------
Security              Security Staffing                           [**81**]
-------------------------------------------------------------------------------
Sales Administration  Executive Vice President [**81**]           [**81**]
                      Vice President [**81**]
                      Training Manager [**81**]
                      Sales Reporting Staff Member [**81**]
                      Sales Reporting Staff Member [**81**]
                      Sales Reporting Staff Member [**81**]
-------------------------------------------------------------------------------
Affiliate Allocations IEI Human Resources [**81**]                [**81**]
                      IEI Legal [**81**]
                      IEI General Administrative [**81**]
-------------------------------------------------------------------------------

A7.0  PROGRAM SERVICE LEVELS

      7.1 Subject to any relevant interdependencies with IBM, DAC will ensure that MAX is fully operational, excluding any scheduled maintenance periods set forth in the document entitled "Program Business Rules and Policies", during [**82**] of the time during the business operating hours as set forth in Section 4.1.10, as calculated over a rolling [**82**] period.

      7.2 Subject to any relevant interdependencies with IBM, DAC will respond and resolve any IBM request related to the inaccessibility or inoperability of MAX which are identified by IBM as "Severity One Requests" within [**83**] of such request.

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


                                    EXHIBIT B
               CONFIDENTIAL DISCLOSURE AGREEMENT NUMBER 4998RL1065


                                 [Not provided]

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


                                    EXHIBIT C
                              PERSONNEL REQUISITION


      Direct Alliance is responsible for initiating and submitting personnel requests to IBM based on Program requirements. IBM is responsible for approving or disapproving all personnel requisitions that are additions to staff. The "IBM Approvals" section should be completed by authorized IBM personnel and the form should be returned to Direct Alliance Corporation, HR Dept, 8123 South Hardy, Tempe AZ 85284, Attn: Hiring Manager. (Facsimiles may be sent to 480-902-5905.)

-------------------------------------------------------------------------------

DATE OF REQUEST:   DEPARTMENT:            RECRUITING SUPERVISOR/MANAGER:
-------------------------------------------------------------------------------
POSITION TITLE:    NUMBER OF POSITIONS:   DUTIES/RESPONSIBILITIES:
-------------------------------------------------------------------------------

POSITION STATUS

Reason for Hire:

Employment Status:

Pay Period:

Pay Structure:

Work Hours/Shift:

POSITION REQUIREMENTS

Basic Skills:

Software Skills:

Education:

Previous Experience/# Years:

Special Knowledge/Skills/Training:

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


DAC APPROVALS

VP:                           DATE:

COO:                          DATE:

HR:                           DATE:

IBM APPROVALS

APPROVED:                     DATE:

DENIED:                       DATE:

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


                                    EXHIBIT D
                            PROGRAM REQUISITION FORM


      Direct Alliance is responsible for submitting a Program Requisition to IBM based on IBM Program requirements. IBM is responsible for approving or denying all program requisitions on a timely basis. The "IBM Approvals" section of this form should be completed by authorized IBM personnel and the form should be returned to: Direct Alliance Corporation, Accounting Department, 8123 South Hardy Drive, Tempe, AZ 85284, Attn: Cricket Averett. (Facsimiles may be sent to 480-902-5981.)

-----------------------------------------------------------------------------
Date of Request:           Requesting Geography:
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Requesting Manager:        Project Designation:
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Amount of Request:         Not to exceed:           Category:
-----------------------------------------------------------------------------


Explanation of Request:


IBM Approvals:

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


                                    EXHIBIT E
                           PROSPECTIVE COUNTRIES LIST

-------------------------------------------------------------------------------
GEOGRAPHY / COUNTRY               STATUS               SYSTEM
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
[**84**]
-------------------------------------------------------------------------------
[**84**]                          [**84**]             [**84**]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
[**84**]
-------------------------------------------------------------------------------
[**84**]                          [**84**]             [**84**]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
[**84**]
-------------------------------------------------------------------------------
[**84**]                          [**84**]             [**84**]
-------------------------------------------------------------------------------
[**84**]                          [**84**]             [**84**]
-------------------------------------------------------------------------------
[**84**]                          [**84**]             [**84**]
-------------------------------------------------------------------------------
[**84**]                          [**84**]             [**84**]
-------------------------------------------------------------------------------

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367


                                    EXHIBIT F
                      PROGRAM SERVICES AVAILABILITY MATRIX

                                                                                     [**O**]
-----------------------------------------------------------------------------------------------------------------------------
Contract Category Deliverables                                          AP                  EMA                     NA
-----------------------------------------------------------------------------------------------------------------------------
4.2 SELECTABLE PROGRAM SERVICES AND
RESPONSIBILITIES
-----------------------------------------------------------------------------------------------------------------------------
4.2.1       MARKETING
-----------------------------------------------------------------------------------------------------------------------------
4.2.2       SALES
-----------------------------------------------------------------------------------------------------------------------------
4.2.2.1     Inbound Telesales
-----------------------------------------------------------------------------------------------------------------------------
4.2.2.2     Outbound Telesales
-----------------------------------------------------------------------------------------------------------------------------
4.2.2.3     Training
-----------------------------------------------------------------------------------------------------------------------------
4.2.2.4     Sales Incentives
-----------------------------------------------------------------------------------------------------------------------------
4.2.2.5     Telephony
-----------------------------------------------------------------------------------------------------------------------------
4.2.2.6     Telesales Management
-----------------------------------------------------------------------------------------------------------------------------
4.2.2.7     Customer Service
-----------------------------------------------------------------------------------------------------------------------------
4.2.3       ORDER TOOLS
-----------------------------------------------------------------------------------------------------------------------------
4.2.3.1     Web Order Entry and Rep
            Order Entry Capabilities
-----------------------------------------------------------------------------------------------------------------------------
4.2.3.2     Web Order Status Tool
-----------------------------------------------------------------------------------------------------------------------------
4.2.4       ORDER MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
4.2.4.1     Fulfillment
-----------------------------------------------------------------------------------------------------------------------------
4.2.4.2     Open Order Backlog Maintenance
-----------------------------------------------------------------------------------------------------------------------------
4.2.5       CUSTOMER PAYMENTS MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
4.2.5.1     Customer Credit Authorization Management
-----------------------------------------------------------------------------------------------------------------------------

                            IBM AND DAC CONFIDENTIAL
                  PROGRAM SERVICES AGREEMENT NUMBER 4900RL1367



-----------------------------------------------------------------------------------------------------------------------------
Contract Category Deliverables                                          AP                  EMA                     NA
-----------------------------------------------------------------------------------------------------------------------------
4.2.5.2     Invoicing
-----------------------------------------------------------------------------------------------------------------------------
4.2.5.3     Accounts Receivables
-----------------------------------------------------------------------------------------------------------------------------
4.2.5.4     Collection of Taxes
-----------------------------------------------------------------------------------------------------------------------------
4.2.6       DISTRIBUTION
-----------------------------------------------------------------------------------------------------------------------------
4.2.6.2     Distribution Management
-----------------------------------------------------------------------------------------------------------------------------
4.2.6.3     FedEx PowerShip System
-----------------------------------------------------------------------------------------------------------------------------
4.2.7       SUPPLY MANAGEMENT & PROCUREMENT SUPPORT
-----------------------------------------------------------------------------------------------------------------------------
4.2.8       RETURNED OFFERINGS
-----------------------------------------------------------------------------------------------------------------------------
4.2.8.1     Customer Returns Management
-----------------------------------------------------------------------------------------------------------------------------
4.2.8.2     Dedicated Facilities
-----------------------------------------------------------------------------------------------------------------------------
4.2.8.3     Inventory Management
-----------------------------------------------------------------------------------------------------------------------------
4.2.8.4     Returns Liquidation
-----------------------------------------------------------------------------------------------------------------------------
4.2.9       ADDITIONAL TECHNICAL SUPPORT SERVICES
-----------------------------------------------------------------------------------------------------------------------------


na = not applicable

sel = selectable